Exhibit 14(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-65242 on Form N-14 of MuniYield Fund, Inc. of our report dated December 5, 2000 for Merrill Lynch Municipal Strategy Fund, Inc. (the “Fund”) appearing in the October 31, 2000 Annual Report of the Fund, and to the references to us under the captions “COMPARISON OF THE FUNDS - Financial Highlights - Municipal Strategy ” and “EXPERTS” appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP New York, New York September 7, 2001